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                                   EXHIBIT 21

                                  SUBSIDIARIES

March 31, 2002


Genesis Microchip Inc., A Delaware Corporation
2150 Gold Street
Alviso, California
USA
95002

Faroudja Laboratories, Inc.                 (California)
Faroudja, Inc.                              (Delaware)
Genesis Microchip Nova Scotia Corp.         (Nova Scotia)
Genesis Microchip (Canada) Inc.             (Nova Scotia)
Genesis Microchip (Del) Inc.                (Delaware)
Genesis Microchip KK                        (Japan)
Sage Design Systems (India) Pvt. Ltd.       (India)
Sage, Inc.                                  (Delaware)